Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 59 to the registration statement on Form N-1A ("Registration Statement") of our report dated October 15, 2002 to the financial statements and financial highlights which appear in the August 31, 2002 Annual Report to Shareholders of Scudder Global Fund (a series of Global/International Fund, Inc.), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Accountants and Reports to Shareholders" and "Financial Statements" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
October 1, 2003